             [LETTERHEAD OF CRAVATH, SWAINE & MOORE APPEARS HERE]







                                                          October 11, 1994


                                  Salomon Inc
                                  -----------
                      Registration Statement on Form S-3
                      ----------------------------------

Dear Ladies and Gentlemen:

     We have acted as special counsel for Salomon Inc, a Delaware corporation
( the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") relating to (i) debt securities of the Company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities"), and collectively with the Senior Securities, the "Debt Securities" and (ii) warrants to purchase Debt Securities (the "Warrants"). The Debt Securities and Warrants (collectively, the "Securities") being registered under the Registration Statement will have an aggregate initial offering price of up to $10,000,000,000 or the equivalent thereof in foreign currencies or composite currencies and will be offered on a continued or delayed basis pursuant to the provisions of Rule 415 under the Securities Act of 1933, (the "Act"). Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Senior Securities will be issued under an Indenture dated as of December 1, 1988, as amended (the "Senior Indenture"), between the Company and Citibank, N.A. (the "Senior Trustee"), as Senior Trustee, and the Subordinated Securities will be issued under an Indenture dated as of December 1, 1988, as amended (the "Subordinated Indenture"), between the Company and Bankers Trust Company (the "Subordinated Trustee") and together with Citibank, N.A., the "Trustees") as Subordinated Trustee. The Warrants will be issued under one or more debt warrant agreements (each, a "Warrant Agreement"), each to be entered into between the Company and one or more institutions as identified in the applicable Warrant Agreement.

     In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including the following: (a) the Certificate of Incorporation, as amended of the Company; (b) the By-laws of the Company; (c) the Senior Indenture; (d) the Subordinated Indenture; (e) the form of the proposed Warrant Agreement; (f) forms of the Securities; (g) the form of the Global Selling Agency Agreement; (h) the form of the Continuous Underwriting Agreement; and (i) resolutions of the Board of Directors of the Company and a related certificate of an officer of the Company.

     Based on the foregoing and subject to (i) proposed additional actions and proceedings being taken as now contemplated prior to the issuance of the Debt Securities and/or the Warrants, (ii) the due execution and delivery of the Global Selling Agency Agreement, the Continuous Underwriting Agreement and/or the applicable Warrant Agreement and of any other necessary agreements and (iii) the effectiveness of the Registration Statement under the Act, we are of opinion as follows:

     1. The Company is duly incorporated and is a validly existing corporation under the laws of the State of Delaware.

     2. The Debt Securities and the Warrants, when duly authorized, executed, authenticated and delivered in accordance with the provisions of the Senior Indenture, the Subordinated Indenture or the Warrant Agreement, as the case may be, will be validly issued and will constitute valid and binding obligations of the Company entitled to the benefits of the Senior Indenture, the Subordinated Indenture or the Warrant Agreement, as the case may be, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent transfer, moratorium and other laws affecting creditors' rights generally from time to time in effect and, as to the enforceability of obligations, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, except that we express no opinion as to the enforceability of
Section 311 of each of the Senior Indenture and the Subordinated Indenture and we express no opinion as to whether a court in the United States would render a judgment with respect to the Debt Securities or Warrants in any currency other than U.S. dollars.

     We are aware that we are referred to under the heading "Legal Opinions" in the prospectuses forming a part of the Registration Statement, and we hereby consent to such use of our name therein and to the use of this opinion for filing with the Registration Statement as Exhibit 5 thereto. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/  Cravath, Swaine & Moore



Salomon Inc
   Seven World Center
      New York, NY 10048


293A